Exhibit 77Q1(a)


LORD ABBETT SECURITIES TRUST

AMENDMENT TO
DECLARATION AND AGREEMENT OF TRUST

      The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a
Delaware statutory trust organized pursuant to a Declaration and Agreement of Trust dated February
26, 1993 (the "Declaration"), do hereby agree, pursuant to Section 5.3 of the Declaration, to change the name of Lord Abbett International Core
Equity Fund (the "Fund") to "Lord Abbett
International Equity Fund."

      This instrument shall constitute an
amendment to the Declaration and shall be effective
October 31, 2017.

      IN WITNESS WHEREOF, the undersigned
have executed this instrument this 19th day of September, 2017.


/s/ James L.L. Tullis
 James L.L. Tullis


/s/ Julie A. Hill
Julie A. Hill



/s/ Daria L. Foster
 Daria L. Foster



Franklin W. Hobbs



/s/ Robert B. Calhoun Jr.
Robert B. Calhoun, Jr.


/s/ James M. McTaggart
James M. McTaggart



/s/ Eric C. Fast
 Eric C. Fast

/s/ Mark A. Schmid
Mark A. Schmid


/s/ Evelyn E. Guernsey
 Evelyn E. Guernsey


/s/ Douglas B. Sieg
Douglas B. Sieg